Exhibit 99.4

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of Energy Future Intermediate Holding Company LLC

Dallas, Texas

We have audited the accompanying consolidated balance sheets of Energy Future Intermediate Holding Company LLC and subsidiaries (“Intermediate Holding” or the “Successor”) as of December 31, 2009 and 2008, and the related statements of consolidated income (loss), comprehensive income (loss), cash flows and membership interests for the years ended December 31, 2009 and 2008, and the period from October 11, 2007 through December 31, 2007. We have also audited the consolidated income (loss), comprehensive income (loss), cash flows and membership interests of Oncor Electric Delivery Company LLC (the “Predecessor”) for the period from January 1, 2007 through October 10, 2007. These financial statements are the responsibility of Intermediate Holding’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Intermediate Holding is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Intermediate Holding’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor’s consolidated financial statements referred to above present fairly, in all material respects, the financial position of Energy Future Intermediate Holding Company LLC and subsidiaries at December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008, and the period from October 11, 2007 through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor’s consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Oncor Electric Delivery Company LLC for the period from January 1, 2007 through October 10, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 2 to the consolidated financial statements, Intermediate Holding adopted amended consolidation accounting standards related to variable interest entities effective January 1, 2010, on a retrospective basis. As also discussed Note 1 to the consolidated financial statements, Intermediate Holding is a wholly owned subsidiary of Energy Future Holdings Corp., which was merged with Texas Energy Future Merger Sub Corp on October 10, 2007.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 24, 2010

(May 27, 2010 as to the effects of the retrospective adoption of amended consolidation accounting standards related to variable interest entities as described in Notes 1 and 2)

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC (SUCCESSOR) AND

ONCOR ELECTRIC DELIVERY COMPANY LLC (PREDECESSOR)

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(millions of dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

Interest income	$4	$2	$—	$—
Interest expense and related charges (Note 9)	(279)	(262)	(68)	—

Loss before income taxes and equity in earnings of unconsolidated subsidiary	(275)	(260)	(68)	—
Income tax benefit	93	88	23	—
Equity in earnings (losses) of unconsolidated subsidiary (net of tax)(Note 2)	256	(323)	64	263

Net income (loss)	$74	$(495)	$19	$263

See Notes to Financial Statements.

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(millions of dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

Net income (loss)	$74	$(495)	$19	$263

Other comprehensive income, net of tax effects:
Cash flow hedges:
Net decrease in fair value of derivatives (net of tax benefit of —, $1, — and —)	—	(2)	—	—
Derivative value net losses related to hedged transactions recognized during the period in net income (net of tax expense of $— in all periods)	—	—	—	1

Comprehensive income (loss)	$74	$(497)	$19	$264

See Notes to Financial Statements.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC (SUCCESSOR) AND

ONCOR ELECTRIC DELIVERY COMPANY LLC (PREDECESSOR)

STATEMENTS OF CONSOLIDATED CASH FLOWS

(millions of dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

Cash flows — operating activities:
Net income (loss)	$74	$(495)	$19	$263
Adjustments to reconcile net income to cash provided by operating activities:
Equity in (earnings) losses of unconsolidated subsidiary	(256)	323	(64)	(263)
Distributions of earnings from unconsolidated subsidiary	216	330	—	326
Amortization of debt issuance costs	10	11	2	—
Deferred income taxes – net	(56)	1	—	—
Noncash interest expense related to pushed down debt of parent	265	251	24	—
Changes in debt-related assets and liabilities:
Assets	(4)	—	—	—
Liabilities	(33)	(88)	19	—

Cash provided by operating activities	216	333	—	326

Cash flows — financing activities:
Proceeds from sale of Oncor equity interests, net of transaction costs (Note 7)	—	1,253	—	—
Distribution to parent of equity sale net proceeds	—	(1,253)	—	—
Distributions/dividends to EFH Corp.	(216)	(330)	—	(326)

Cash used in financing activities	(216)	(330)	—	(326)

Cash flows — investing activities:
Advances to EFH Corp.	—	(3)	—	—

Cash used in investing activities	—	(3)	—	—

Net change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents — beginning balance	—	—	—	—

Cash and cash equivalents — ending balance	$—	$—	$—	$—

See Notes to Financial Statements.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC (SUCCESSOR)

CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	Successor
	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Trade accounts receivable from affiliates – net	$2	$—
Advances to parent	3	3

Total current assets	5	3

Investment in Oncor Holdings (Note 2)	5,396	5,305
Investment in long-term debt of affiliates (Note 8)	68	—
Accumulated deferred income taxes	55	—
Other noncurrent assets	53	55

Total assets	$5,577	$5,363

LIABILITIES AND MEMBERSHIP INTERESTS

Current liabilities:
Trade accounts and other payables to affiliates	6	—
Income taxes payable to EFH Corp. (Note 8)	1	—
Accrued interest	47	43

Total current liabilities	54	43

Accumulated deferred income taxes	—	1
Long-term debt (Note 5)	2,513	2,250

Total liabilities	2,567	2,294

Commitments and Contingencies (Note 6)

Membership interests	3,010	3,069

Total liabilities and membership interests	$5,577	$5,363

See Notes to Financial Statements.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC (SUCCESSOR) AND

ONCOR ELECTRIC DELIVERY COMPANY LLC (PREDECESSOR)

STATEMENTS OF CONSOLIDATED MEMBERSHIP INTERESTS

(millions of dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Capital account:
Balance at beginning of period (a)	$3,071	$5,439	$7,539	$2,994
Net income (loss)	74	(495)	19	263
Distributions to EFH Corp.	(216)	(1,583)	—	(326)
Effect of debt push-down from EFH Corp. (Note 5)	107	140	(2,158)	—
Capital contributions (b)	50	—	—	—
Effect of retirement of EFH Corp. debt acquired in debt exchange (Note 8)	(74)	—	—	—
Effect of sale of Oncor equity interests (Note 7)	—	(406)	—	—
Distribution of investment in Oncor Communication Holding Company LLC to EFH Corp.	—	(24)	—	—
Investment by Texas Holdings	—		12	—
Settlement/effects of incentive compensation plans	—		28	18
Other	—	—	(1)	(8)

Balance at end of period	3,012	3,071	5,439	2,941

Accumulated other comprehensive income (loss), net of tax effects:
Balance at beginning of period (a)	$(2)	$—	$—	$(19)
Net effects of cash flow hedges	—	(2)	—	1

Balance at end of period	(2)	(2)	—	(18)

Total membership interests at end of period	$3,010	$3,069	$5,439	$2,923

(a)	The beginning equity balance for the period from October 11, 2007 through December 31, 2007 reflects the application of push-down accounting as a result of the Merger.
(b)	Reflects noncash settlement of certain income taxes payable arising as a result of the sale of equity interests by Oncor.

See Notes to Financial Statements.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Intermediate Holding is a Dallas, Texas-based holding company whose wholly-owned subsidiary, Oncor Holdings, holds a majority interest (approximately 80%) in Oncor. Oncor is a regulated electricity transmission and distribution company principally engaged in providing delivery services to REPs, including subsidiaries of TCEH, that sell power in the north-central, eastern and western parts of Texas. Intermediate Holding is a direct, wholly-owned subsidiary of EFH Corp. With the closing of the Merger on October 10, 2007, EFH Corp. became a subsidiary of Texas Holdings, which is controlled by the Sponsor Group, and Intermediate Holding was formed. See “Glossary” for definition of terms and abbreviations, including the Merger. Because Intermediate Holding is managed as an integrated business, there are no separate reportable business segments. See Note 2 regarding the deconsolidation of Oncor (and its majority owner, Oncor Holdings) as a result of amended consolidation accounting standards related to variable interest entities effective January 1, 2010.

References in this report to Intermediate Holding are to Intermediate Holding and/or its direct and indirect subsidiaries as apparent in the context.

Various “ring-fencing” measures have been taken to enhance the credit quality of Oncor Holdings and Oncor. These measures serve to mitigate Oncor’s and Oncor Holdings’ credit exposure to the Texas Holdings Group, which includes Intermediate Holding, and to reduce the risk that the assets and liabilities of Oncor or Oncor Holdings would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities. Such measures include, among other things: Oncor’s sale of a 19.75% equity interest to Texas Transmission in November 2008; maintenance of separate books and records for the Oncor Ring-Fenced Entities; the board of directors of Oncor Holdings and Oncor being comprised of a majority of independent directors, and prohibitions on the Oncor Ring-Fenced Entities’ providing credit support to, or receiving credit support from, any member of the Texas Holdings Group. The assets and liabilities of the Oncor Ring-Fenced Entities are separate and distinct from those of the Texas Holdings Group, including TXU Energy and Luminant, and none of the assets of the Oncor Ring-Fenced Entities are available to satisfy the debt or other obligations of any member of the Texas Holdings Group. Oncor and Oncor Holdings do not bear any liability for obligations of the Texas Holdings Group (including, but not limited to, debt obligations of Intermediate Holding), and vice versa. Accordingly, Oncor Holdings’ operations are conducted, and its cash flows managed, independently from the Texas Holdings Group.

See Note 7 for discussion of equity interests sold by Oncor in November 2008.

Basis of Presentation

The consolidated financial statements of Intermediate Holding have been prepared in accordance with US GAAP. The accompanying consolidated statements of income (loss), comprehensive income (loss), cash flows and membership interests present results of operations and cash flows of Intermediate Holding for periods subsequent to the Merger (Successor) and Oncor’s results accounted for under the equity method for periods preceding the Merger (Predecessor), since Intermediate Holding did not exist prior to the Merger. The consolidated financial statements have been prepared on the same basis as the 2008 Audited Financial Statements with the exception of the retrospective adoption of amended guidance regarding consolidation accounting standards related to variable interest entities that resulted in the deconsolidation of Oncor Holdings and the accounting for the investment in Oncor Holdings under the equity method (see Note 2). The consolidated financial statements of the Successor reflect the application of purchase accounting in accordance with the provisions of accounting standards related to business combinations. All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

Income Taxes

EFH Corp. files a consolidated federal income tax return; however, Intermediate Holding’s income tax expense and related balance sheet amounts are recorded substantially as if Intermediate Holding files its own income tax returns, except that amounts due from Oncor Holdings under a tax sharing agreement are settled directly with EFH Corp. in accordance with that agreement. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities.

Use of Estimates

Preparation of Intermediate Holding’s financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments, other than those disclosed elsewhere herein, were made to previous estimates or assumptions during the current year.

Purchase Accounting

The Merger was accounted for under purchase accounting, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values, and the excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation resulted in a significant amount of goodwill, a portion of which was assigned to Oncor.

Impairment of Investments

Subsequent to the deconsolidation of Oncor, Intermediate Holding evaluates its investment in Oncor Holdings whenever indications exist that a loss in value that is not temporary has occurred. An impairment loss is recognized if the carrying value of the investment is greater than the fair value of the investment (i.e. the enterprise value of Oncor Holdings), and the loss is not deemed temporary. Fair value is determined by discounted cash flows, supported by available market valuations, if applicable.

Fair Value of Nonderivative Financial Instruments

The carrying amounts for financial assets classified as current assets and the carrying amounts for financial liabilities classified as current liabilities approximate fair value due to the short maturity of such instruments. The fair values of other financial instruments, for which carrying amounts and fair values have not been presented, are not materially different than their related carrying amounts.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

Sale of Equity Interests by Oncor

See Note 7 for discussion of accounting for the sale of equity interests by Oncor.

Push-Down of EFH Corp. Debt

In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, Intermediate Holding reflects $2.372 billion principal amount of the EFH Corp. Senior Notes and 9.75% Notes on its balance sheet and the related interest expense in its income statement. The amount to be reflected on Intermediate Holding’s balance sheet was calculated based upon the relative equity investment of EFC Holdings and Intermediate Holding in their respective operating subsidiaries at the time of the Merger (see Note 5).

Changes in Accounting Standards

In June 2009, the FASB issued “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles,” which establishes the FASB Accounting Standards Codification™ (Codification) as the source of authoritative US GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not affect reported results of operations, financial condition or cash flows.

In June 2009, the FASB issued new guidance that requires reconsideration of consolidation conclusions for all variable interest entities and other entities with which Intermediate Holding is involved. Intermediate Holding adopted this new guidance as of January 1, 2010. See Note 2 for discussion of Intermediate Holding’s evaluation of variable interest entities and the resulting deconsolidation of Oncor Holdings and its subsidiaries that resulted in the accounting for Intermediate Holding’s investment in Oncor Holdings and its subsidiaries under the equity method. New disclosures are provided in Note 2.

2.	INVESTMENT IN ONCOR HOLDINGS

Intermediate Holding adopted amended accounting standards on January 1, 2010 that require consolidation of a variable interest entity (VIE) if it has the power to direct the significant activities of the VIE and the right or obligation to absorb profit and loss from the VIE. A VIE is an entity with which Intermediate Holding has a relationship or arrangement that indicates some level of control over the entity or results in economic risks to Intermediate Holding. As discussed below, Intermediate Holding’s balance sheet reflects the deconsolidation of Oncor Holdings, which holds an approximate 80% interest in Oncor (an SEC filer) and the reporting of Intermediate Holding’s investment in Oncor Holdings under the equity method on a retrospective basis.

Intermediate Holding’s variable interests consist of equity investments in Oncor Holdings. In determining the appropriateness of consolidation of a VIE, Intermediate Holding evaluates its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. Intermediate Holding also examined the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

In reaching the conclusion to deconsolidate, Intermediate Holding conducted an extensive analysis of Oncor Holdings’ underlying governing documents and management structure. Oncor Holdings’ unique governance structure was adopted in conjunction with the Merger, when the Sponsor Group, EFH Corp. and Oncor agreed to implement structural and operational measures to “ring-fence” (the Ring-Fencing Measures) Oncor Holdings and Oncor as discussed in Note 1. The Ring-Fencing Measures were designed to prevent, among other things, (i) increased borrowing costs at Oncor due to the attribution to Oncor of debt from EFH Corp.’s highly-leveraged unregulated operations, (ii) the activities of EFH Corp.’s unregulated operations following the Merger resulting in the deterioration of Oncor’s business, financial condition and/or investment in infrastructure, and (iii) Oncor becoming substantively consolidated into a bankruptcy proceeding involving any member of the Texas Holdings Group. The Ring-Fencing Measures effectively separated the daily operational and management control of Oncor Holdings and Oncor from EFH Corp. and its other subsidiaries. By implementing the Ring-Fencing Measures, Oncor maintained its investment grade credit rating following the Merger and reaffirmed Oncor’s independence from EFH Corp.’s unregulated businesses to the PUCT.

Intermediate Holding determined the most significant activities affecting the economic performance of Oncor Holdings (and Oncor) are the operation, maintenance and growth of Oncor’s electric transmission and distribution assets and the preservation of its investment grade credit profile. The boards of directors of Oncor Holdings and Oncor have ultimate responsibility for the management of the day-to-day operations of their respective businesses, including the approval of Oncor’s capital expenditure and operating budgets and the timing and prosecution of Oncor’s rate cases. While the boards include members appointed by Intermediate Holding, a majority of the board members are independent in accordance with rules established by the New York Stock Exchange, and therefore, Intermediate Holding concluded for purposes of applying the amended accounting standards that Intermediate Holding does not have power to control the activities deemed most significant to Oncor Holdings’ (and Oncor’s) economic performance.

In assessing Intermediate Holding’s ability to exercise control over Oncor Holdings and Oncor, Intermediate Holding considered whether it could take actions to circumvent the purpose and intent of the Ring-Fencing Measures (including changing the composition of Oncor Holdings’ or Oncor’s board) in order to gain control over the day-to-day operations of either Oncor Holdings or Oncor. Intermediate Holding also considered whether (i) Intermediate Holding has the unilateral power to dissolve, liquidate or force into bankruptcy either Oncor Holdings or Oncor, (ii) Intermediate Holding could unilaterally amend the ring-fencing protections contained in underlying governing documents of Oncor Holdings or Oncor, and (iii) Intermediate Holding could control Oncor’s ability to pay distributions and thereby enhance its own cash flow. Intermediate Holding concluded that, in each case, no such opportunity exists.

Intermediate Holding accounts for its investment in Oncor Holdings under the equity method, as opposed to the cost method, because Intermediate Holding has the ability to exercise significant influence (as defined in accounting standards) over its activities.

The carrying value of Intermediate Holding’s variable interest in Oncor Holdings totaled $5.396 billion and $5.305 billion at December 31, 2009 and 2008, respectively, and is reported as investment in Oncor Holdings in the balance sheet. These amounts represent Oncor Holdings’ equity at those dates net of the approximately 20% noncontrolling interest in Oncor ($1.363 billion and $1.355 billion, respectively). Intermediate Holding’s maximum exposure to loss from these interests does not exceed its carrying value.

Condensed statements of consolidated income of Oncor Holdings for the years ended December 31, 2009 and 2008, the period from October 11, 2007 through December 31, 2007 and the predecessor period from January 1, 2007 through October 10, 2007, which reflect the results of Oncor, Oncor Holdings’ predecessor, are presented below:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

Operating revenues	$2,690	$2,580	$533	$1,967
Operation and maintenance expenses	(962)	(852)	(200)	(649)
Write off of regulatory assets	(25)	—	—	—
Depreciation and amortization	(557)	(492)	(96)	(366)
Taxes other than income taxes	(385)	(391)	(87)	(305)
Impairment of goodwill	—	(860)	—	—
Other income	49	45	11	3
Other deductions	(14)	(25)	(8)	(30)
Interest income	43	45	12	44
Interest expense and related charges	(346)	(316)	(70)	(242)

Income before income taxes	493	(266)	95	422

Income tax expense	(173)	(217)	(31)	(159)

Net income (loss)	320	(483)	64	263
Net (income) loss attributable to noncontrolling interests	(64)	160	—	—

Net income (loss) attributable to Oncor Holdings	$256	$(323)	$64	$263

Assets and liabilities of Oncor Holdings at December 31, 2009 and 2008 are presented below:

	December 31, 2009	December 31, 2008
	(millions of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$29	$126
Restricted cash	47	51
Trade accounts receivable — net	243	217
Trade accounts and other receivables from affiliates	188	182
Income taxes receivable from EFH Corp.	—	22
Inventories	92	63
Accumulated deferred income taxes	10	54
Other current assets	84	84

Total current assets	693	799

Restricted cash	14	16
Other investments	72	72
Property, plant and equipment — net	9,174	8,606
Goodwill	4,064	4,064
Note receivable due from TCEH	217	254
Regulatory assets — net	1,959	1,892
Other noncurrent assets	51	60

Total assets	$16,244	$15,763

LIABILITIES

Current liabilities:
Short-term borrowings	$616	$337
Long-term debt due currently	108	103
Trade accounts payable — nonaffiliates	129	124
Income taxes payable to EFH Corp.	5	—
Accrued interest	104	103
Other current liabilities	243	240

Total current liabilities	1,205	907

Accumulated deferred income taxes	1,369	1,333
Investment tax credits	37	42
Long-term debt, less amounts due currently	4,996	5,101
Other noncurrent liabilities and deferred credits	1,879	1,720

Total liabilities	$9,486	$9,103

3.	FINANCIAL STATEMENT EFFECTS OF THE MERGER

EFH Corp. accounted for the Merger under purchase accounting in accordance with the provisions of accounting standards related to business combinations, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values as of the Merger date. As a result of cost-based regulatory rate-setting processes, the book value of the majority of Oncor’s assets and liabilities effectively represents fair value, and no adjustments to the carrying value of those regulated assets or liabilities were recorded. The excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The purchase price was allocated to TCEH and Oncor. The purchase price amount assigned to Oncor was based on the relative enterprise value of the business on the closing date of the Merger and resulted in an excess of purchase price over fair value of assets and liabilities of $4.9 billion, which Oncor recorded as goodwill.

The following table summarizes the final purchase price allocation to the estimated fair values of the assets acquired and liabilities assumed of Oncor (billions of dollars):

Purchase price assigned to Oncor		$7.6

Property, plant and equipment	7.9
Regulatory assets – net	1.3
Other assets	1.3

Total assets acquired	10.5

Short-term borrowings and long-term debt	5.1
Deferred income tax liabilities	1.3
Other liabilities	1.4

Total liabilities assumed	7.8
Net identifiable assets acquired.		2.7

Goodwill		$4.9

As part of purchase accounting, the carrying value of certain generation-related regulatory assets securitized by transition bonds, which have been reviewed and approved by the PUCT for recovery but without earning a rate of return, was reduced by $213 million. Oncor will accrete this amount to other income over the recovery period remaining as of the closing date of the Merger (approximately nine years). The related securitization (transition) bonds were also fair valued and the resulting discount of $12 million will be amortized by Oncor to interest expense over the life of the bonds remaining as of the closing date of the Merger (approximately nine years).

Oncor’s final purchase price allocation includes $16 million in liabilities recorded in connection with the notice of termination of outsourcing arrangements with Capgemini under the change of control provisions of such arrangements. Oncor incurred $4 million of these exit liabilities during the year ended December 31, 2009. In December 2009, Oncor recorded a $10 million reversal of a portion of these exit liabilities due primarily to a shorter than expected outsourcing services transition period, and this reversal is reflected in Oncor’s other income. The remaining accrual totaling $2 million is expected to be settled in 2010.

Unaudited Pro Forma Financial Information

The following unaudited pro forma results of operations assume that the Merger-related transactions occurred on January 1, 2007. The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of what Intermediate Holding’s results of operations would have been if the Merger-related transactions had occurred on that date, or what Intermediate Holding’s results of operations will be for any future periods.

For the year ended December 31, 2007, unaudited pro forma net income was $170 million. Pro forma adjustments for the year ended December 31, 2007 consist of adjustments for the Predecessor period totaling $112 million in net loss, primarily related to the effects of the debt push down discussed in Note 5.

4.	INCOME TAXES

The components of Intermediate Holding’s income tax expense are as follows:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Current:
US federal	$(36)	$(89)	$(23)	$—
Deferred:
US federal	(57)	1	—	—

Total income tax expense (benefit)	$(93)	$(88)	$(23)	$—

Reconciliation of income taxes computed at the US federal statutory rate to income tax expense:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

Income (loss) before income taxes	$(275)	$(260)	$(68)	$—

Income taxes at the US federal statutory rate of 35%	$(96)	$(91)	$(24)	$—
Goodwill impairment	—	—	—	—
Disallowed interest on pushed down debt	3	3	1	—

Income tax expense	$(93)	$(88)	$(23)	$—

Effective rate	33.8%	33.8%	33.8%	—

Deferred income taxes provided for temporary differences based on tax laws in effect at the December 31, 2009 and 2008 balance sheet dates are as follows:

	Successor
	December 31, 2009			December 31, 2008
	Total	Current	Noncurrent	Total	Current	Noncurrent
Deferred Income Tax Assets:
Accrued interest	$55	$—	$55	$—	$—	$—

Total	55	—	55	—	—	—

Deferred Income Tax Liabilities:
Net operating loss (NOL) carryforwards	—	—	—	1	—	1

Total	—	—	—	1	—	1

Net Deferred Income Tax (Asset) Liability	$(55)	$—	$(55)	$1	$—	$1

5.	LONG-TERM DEBT

At December 31, 2009 and 2008, long-term debt consisted of the following:

	December 31, 2009	December 31, 2008
9.75% Fixed Senior Secured Notes due October 15, 2019	141	—
10.875% EFH Corp. Fixed Senior Notes due November 1, 2017 (a)	916	1,000
11.25/12.00% EFH Corp. Senior Toggle Notes due November 1, 2017 (a)	1,399	1,250
9.75% EFH Corp. Fixed Senior Secured Notes due October 15, 2019 (a)	57	—

Total long-term debt (b)	$2,513	$2,250

(a)	Represents 50% of the principal amount of these EFH Corp. securities guaranteed by Intermediate Holding (pushed-down debt) per the discussion below under “Push Down of EFH Corp. Notes.”
(b)	Intermediate Holding had no long-term debt due currently at December 31, 2009 and 2008.

EFH Corp. 10% Senior Secured Notes Issued in 2010

In January 2010, EFH Corp. issued $500 million aggregate principal amount of 10.00% Senior Secured Notes due 2020 (EFH Corp. 10% Notes). The notes will mature on January 15, 2020, and interest is payable in cash in arrears on January 15 and July 15 of each year at a fixed rate of 10.00% per annum with the first interest payment due on July 15, 2010. Other than interest rate and maturity date, the notes have the same guarantees and collateral and substantially the same other terms and conditions as the EFH Corp. 9.75% Notes that are discussed below under “Push Down of EFH Corp. Notes.”

Push Down of EFH Corp. Notes

Merger-related debt of EFH Corp. (parent) is fully and unconditionally guaranteed on a joint and several basis by EFC Holdings and Intermediate Holding. In accordance with SEC Staff Accounting Bulletin Topic 5-J, a portion of such debt and related interest expense is reflected in the financial statements of Intermediate Holding. The amount reflected on Intermediate Holding’s balance sheet represents 50% of the guaranteed EFH Corp. Merger-related debt. This percentage reflects the fact that at the time of the Merger, the equity investments of EFC Holdings and Intermediate Holding in their respective operating subsidiaries were essentially equal amounts. Because payment of principal and interest on the notes is the responsibility of EFH Corp., Intermediate Holding records the settlement of such amounts as noncash capital contributions from EFH Corp.

The Merger-related debt of EFH Corp. at December 31, 2009 guaranteed by EFC Holdings and Intermediate Holding consisted of $1.831 billion principal amount of 10.875% Senior Notes due November 2017 (EFH Corp. 10.875% Notes), $2.797 billion principal amount of 11.25%/12.00% Senior Toggle Notes due November 2017 (Toggle Notes) and $115 million principal amount of 9.75% Senior Secured Notes due October 2019 (EFH Corp. 9.75% Notes). Intermediate Holding’s balance sheet at December 31, 2009 reflects 50% of these amounts. The EFH Corp. 9.75% Notes were issued in connection with exchange offers completed in November 2009 (discussed below), which also resulted in the retirement of $181 million aggregate principal amount of the EFH Corp. 10.875% and Toggle Notes.

The guarantee from EFC Holdings is not secured. The guarantee from Intermediate Holding with respect to the EFH Corp. 9.75% Notes is secured as described below. The guarantees are the general senior obligation of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor. The guarantees will be effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFH Corp.’s subsidiaries that are not guarantors.

Borrowings under the EFH Corp. 10.875% Notes bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.875% per annum payable in cash. Borrowing under the EFH Corp. 9.75% Notes bear interest semiannually in arrears payable in cash on April 15 and October 15 of each year at a fixed rate of 9.75% per annum. Borrowings under the Toggle Notes bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 11.250% per annum for cash interest and at a fixed rate of 12.000% per annum for PIK interest. For any interest period until November 2012, EFH Corp. may elect to pay interest on the Toggle Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new Toggle Notes; or (iii) 50% in cash and 50% in PIK interest. Once EFH Corp. makes a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. revokes the election. EFH Corp. made the PIK election for both the interest payments in 2009, resulting in an increase in the aggregate principal amount of its Toggle Notes totaling $309 million (50% of which is reflected in Intermediate Holding’s balance sheet).

Before November 1, 2010, EFH Corp. may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of its 10.875% and Toggle Notes from time to time at a redemption price of 110.875% and 111.250%, respectively, of the aggregate principal amounts, plus accrued and unpaid interest, if any. EFH Corp. may redeem the notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. EFH Corp. may also redeem the notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control of EFH Corp., EFH Corp. may be required to offer to repurchase its 10.875%, Toggle and 9.75% Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. See immediately below for additional terms of the EFH Corp. 9.75% Notes.

Debt Exchanges

In October 2009, EFH Corp., Intermediate Holding and EFIH Finance, a wholly-owned subsidiary of Intermediate Holding, commenced offers to exchange up to approximately $4.9 billion principal amount of EFH Corp. 10.875% Notes, Toggle Notes and EFH Corp. Series P, Q and R Notes and the TCEH 10.25% Notes due November 2015 (collectively, the Old Notes) for up to $3.0 billion of new senior secured notes, with up to $1.35 billion to be issued by EFH Corp. and up to $1.65 billion to be issued by Intermediate Holding and EFIH Finance (the Co-Issuers). The purpose of the debt exchanges was to reduce the outstanding principal amount and extend the weighted average maturity of EFH Corp.’s and its subsidiaries long-term debt.

The debt exchange transactions, which closed in November 2009, resulted in the tendering of $357 million principal amount of Old Notes (including $181 million principal amount of EFH Corp. 10.875% Notes and Toggle Notes, 50% of which was previously pushed down to Intermediate Holding, and $176 million principal amount of TCEH and other EFH Corp. debt securities) in exchange for $115 million principal amount of EFH Corp. 9.75% Notes and $141 million principal amount of 9.75% Senior Secured Notes issued by the Co-Issuers (the EFIH Notes). The EFH Corp. 9.75% Notes and EFIH Notes will mature in October 2019, with interest payable in cash semi-annually in arrears on April 15 and October 15.

Intermediate Holding acquired $196 million principal amount of Old Notes in the debt exchanges, comprised of:

•	$9 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014,

•	$6 million principal amount of EFH Corp. 6.50% Series Q Senior Notes due 2024,

•	$3 million principal amount of EFH Corp. 6.55% Series R Senior Notes due 2034,

•	$93 million principal amount of the EFH Corp. 10.875% Notes due 2017,

•	$6 million principal amount of the EFH Corp. Toggle Notes (11.25/12.00%) due 2017,

•	$31 million principal amount of the TCEH 10.25% Senior Notes due 2015, and

•	$48 million principal amount of the TCEH 10.25% Senior Notes, Series B due 2015.

As of December 31, 2009, the Old Notes acquired by Intermediate Holdings, except for the $99 million principal amount of EFH Corp. 10.875% and Toggle Notes that were contributed to EFH Corp. and retired, were held as investments by Intermediate Holding. The investment was recorded at a cost of $67 million, which represents the $141 million principal amount of debt issued by Intermediate Holding in the debt exchange transaction reduced by the principal amount of such debt issued allocated as cost of the retired EFH Corp. notes ($74 million).

The EFH Corp. 9.75% Notes are fully and unconditionally guaranteed on a joint and several basis by EFC Holdings and Intermediate Holding. The guarantee from Intermediate Holding is secured by the pledge of all membership interests and other investments Intermediate Holding owns or holds in Oncor Holdings or any of Oncor Holdings’ subsidiaries (the Collateral). The guarantee from EFC Holdings is not secured. The EFIH Notes are secured by the Collateral on a parity lien basis with Intermediate Holding’s guarantee of the EFH Corp. 9.75% Notes.

The EFH Corp. 9.75% Notes and EFIH Notes are senior obligations of the issuers and rank equally in right of payment with all senior indebtedness of each issuer and are senior in right of payment to any future subordinated indebtedness of each issuer. The EFH Corp. 9.75% Notes are effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries. The EFIH Notes are effectively senior to all unsecured indebtedness of the Co-Issuers, to the extent of the value of the Collateral, and will be effectively subordinated to any indebtedness of the Co-Issuers secured by assets of the Co-Issuers other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the EFIH Notes will be structurally subordinated to all indebtedness and other liabilities of Intermediate Holding’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries.

The guarantees of the EFH Corp. 9.75% Notes are the general senior obligation of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor. The guarantee from Intermediate Holding is effectively senior to all unsecured indebtedness of Intermediate Holding to the extent of the value of the Collateral. The guarantee will be effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFH Corp.’s subsidiaries that are not guarantors.

The EFH Corp. 9.75% Notes and EFIH Notes and indentures governing such notes restrict the issuers and their restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of limitations and exceptions. The notes and indentures also contain customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur and are continuing under a series of notes and the related indenture, the trustee or the holders of at least 30% in principal amount outstanding of the notes of such series may declare the principal amount of the notes of such series to be due and payable immediately.

There currently are no restricted subsidiaries under the indenture governing the EFIH Notes (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor, and its subsidiaries are unrestricted subsidiaries under the indenture governing the EFIH Notes and, accordingly, will not be subject to any of the restrictive covenants in the indenture.

The respective issuers may redeem the EFH Corp. 9.75% Notes and EFIH Notes, in whole or in part, at any time on or after October 15, 2014, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before October 15, 2012, the respective issuers may redeem up to 35% of the aggregate principal amount of each applicable series of the notes from time to time at a redemption price of 109.750% of the aggregate principal amount of such series of the notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The respective issuers may also redeem each applicable series of the notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and the applicable premium as defined in the indenture. Upon the occurrence of a change of control (as described in the indenture), the respective issuers may be required to offer to repurchase each applicable series of the notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

Interest Rate Hedges

In September 2008, Oncor entered into interest rate swap transactions hedging the variability of treasury bond rates used to determine the interest rates on an anticipated issuance of an aggregate of $1.0 billion of senior secured notes maturing from 2013 to 2018. The hedges were terminated the same day, and $2 million in after-tax losses were recorded as other comprehensive income. After-tax net losses of less than $1 million will be reclassified by Oncor into net income during the next twelve months as the related hedged transactions affect Oncor’s net income.

Maturities

As shown in the table above, all of Intermediate Holding’s debt matures in 2017 and 2019.

Fair Value of Long-Term Debt

The estimated fair value of long-term debt (including pushed down debt) totaled $1.908 billion and $1.297 billion at December 31, 2009 and 2008, respectively, and the carrying amount totaled $2.513 billion and $2.250 billion, respectively. The fair value is estimated at the lesser of either the call price or the market value as determined by quoted market prices.

6.	COMMITMENTS AND CONTINGENCIES

Guarantees

See Note 5 for discussion of Intermediate Holding’s guarantee of certain EFH Corp. debt.

Legal Proceedings

Intermediate Holding may be involved in various legal and administrative proceedings in the normal course of business the ultimate resolution of which, in the opinion of management, should not have a material effect upon its financial position, results of operations or cash flows.

7.	MEMBERSHIP INTERESTS

Cash Distributions — During 2009, Intermediate Holding’s board of directors declared, and Intermediate Holding paid, the following cash distributions to EFH Corp.:

Declaration Date	Payment Date	Amount Paid
November 12, 2009	November 13, 2009	$99
August 18, 2009	August 19, 2009	$59
May 19, 2009	May 20, 2009	$40
February 18, 2009	March 3, 2009	$18

During 2008, Intermediate Holding’s board of directors declared, and Intermediate Holding paid, the following cash distributions to EFH Corp.:

Declaration Date	Payment Date	Amount Paid
November 13, 2008	November 14, 2008	$117
August 20, 2008	August 21, 2008	$78
May 14, 2008	May 15, 2008	$78
February 20, 2008	March 31, 2008	$57

The net proceeds of $1.253 billion from Oncor’s sale of equity interests in November 2008 were distributed to EFH Corp.

The indenture governing the EFIH Notes includes covenants that, among other things and subject to certain exceptions, restrict Intermediate Holding’s ability to pay dividends or make other distributions with respect to its membership interest. Accordingly, essentially all of Intermediate Holding’s net income is restricted from being used to make distributions with respect to its membership interest unless such distributions are expressly permitted under the indenture. The indenture further restricts Intermediate Holding from making any distribution to EFH Corp. for the ultimate purpose of making a distribution to Texas Holdings unless at the time, and after giving effect to such distribution, Intermediate Holding’s consolidated leverage ratio is equal to or less than 6.0 to 1.0. The consolidated leverage ratio is generally defined as the ratio of consolidated total indebtedness (as defined in the indenture) to Adjusted EBITDA on a consolidated basis, excluding Oncor Holdings and its subsidiaries.

In addition, under applicable law, Intermediate Holding would be prohibited from paying any dividend to the extent that immediately following payment of such dividend, Intermediate Holding would be insolvent.

Substantially all of Intermediate Holding’s net income is derived from Oncor. The boards of directors of each of Oncor and Oncor Holdings, which are composed of a majority of independent directors, can withhold distributions to the extent the boards determine that it is necessary to retain such amounts to meet expected future requirements of Oncor and/or Oncor Holdings. The directors of Oncor and Oncor Holdings are the same, except for the two directors representing Texas Transmission appointed to the Oncor board that are not directors of Oncor Holdings. For the period beginning October 11, 2007 and ending December 31, 2012, distributions paid by Oncor (other than distributions of the proceeds of any issuance of limited liability company units) are limited by the Limited Liability Company Agreement to an amount not to exceed Oncor’s net cumulative income determined in accordance with GAAP, as adjusted by applicable orders of the PUCT. Such adjustments include deducting a $72 million ($46 million after tax) one-time refund to customers in September 2008 and deducting funds spent as part of a $100 million commitment for additional demand-side management or other energy efficiency initiatives of which $22 million ($14 million after tax) has been spent through December 31, 2009, neither of which impacted net income due to purchase accounting, and removing the effect of an $860 million goodwill impairment charge from fourth quarter 2008 net income available for distribution. Distributions are further limited by Oncor’s required regulatory capital structure, as determined by the PUCT, to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. For 2009, $35 million of Oncor’s net income was restricted from being used to make distributions on its membership interests. The net proceeds of $1.253 billion received from the 2008 sale of equity interests to Texas Transmission and certain members of Oncor’s management and board of directors were excluded from these distribution limitations.

Effect of Sale of Equity Interests by Oncor — In November 2008, equity interests in Oncor were sold to Texas Transmission for $1.254 billion in cash. Equity interests were also sold to certain members of Oncor’s board of directors and its management team. Accordingly, after giving effect to all equity issuances, as of December 31, 2009, Oncor’s ownership was as follows: 80.03% held by Oncor Holdings, 0.22% held indirectly by Oncor’s management and board of directors and 19.75% held by Texas Transmission.

The proceeds (net of closing costs) of $1.253 billion received by Oncor from Texas Transmission and the members of Oncor management upon completion of these transactions were distributed to Oncor Holdings who distributed the proceeds to Intermediate Holding and ultimately to EFH Corp.

Distributions to EFH Corp. — In November 2009, Intermediate Holding distributed to EFH Corp. the $99 million aggregate principal amount of EFH Corp. 10.875% and Toggle Notes acquired in the debt exchanges and retired by EFH Corp., as discussed in Note 5. The distribution was recorded as a reduction of membership interest in the amount of the cost of the notes ($74 million).

In May 2008, Intermediate Holding distributed to EFH Corp. its investment totaling $24 million in an entity with telecommunications-related activities that are not part of Oncor’s current operations.

Capital Contributions — As a result of the Merger, all outstanding unvested stock-based incentive compensation awards previously granted by EFH Corp. to Oncor employees vested and such employees became entitled to receive the $69.25 per share Merger consideration. The settlement of these awards totaled $24 million and was accounted for as an equity contribution from EFH Corp., as was the settlement of $4 million of cash incentive compensation awards.

In connection with the Merger, Texas Holdings paid a $12 million fee related to Oncor’s $2 billion revolving credit facility. Such payment was accounted for as an investment by Texas Holdings.

See Notes 1 and 5 for discussion of noncash contributions from EFH Corp. related to debt pushed down to Intermediate Holding in accordance with SEC Staff Accounting Bulletin Topic 5-J.

8.	RELATED-PARTY TRANSACTIONS

The following represent significant related-party transactions of Intermediate Holding:

•

Short-term advances to parent totaled $3 million at both December 31, 2009 and 2008. Interest income on the advances was immaterial in 2009 and $2 million for the year ended December 31, 2008, at a weighted average interest rate of 10.9% during both periods. A $25 million advance was settled in May 2008 as part of Intermediate Holding’s distribution of its investment in an entity with telecommunications-related activities that are not part of Oncor’s current operations to EFH Corp. as discussed in Note 7.

•

EFH Corp. files a consolidated federal income tax return and allocates income tax liabilities to Intermediate Holding substantially as if Intermediate Holding was filing its own income tax returns, except that amounts due from Oncor Holdings under a tax sharing agreement are settled directly with EFH Corp. in accordance with that agreement. Intermediate Holding’s results are included in the consolidated Texas state margin tax return filed by EFH Corp. Intermediate Holding’s amount payable to EFH Corp. related to income taxes totaled $1 million at December 31, 2009.

•

As a result of debt exchanges in November 2009, Intermediate Holding acquired $79 million and $18 million principal amount of TCEH and EFH Corp. debt securities, respectively, reported as investment in long term debt of affiliates. The carrying value of the investments totaling $68 million as of December 31, 2009 represents $67 million principal amount of debt issued in the debt exchange plus $1 million of accretion of purchase discount. Intermediate Holding intends to hold the securities to maturity. Interest income recorded on these investments for the year ended December 31, 2009 totaled $2 million. See Note 5 for additional information on the debt exchanges, including a list of the principal amounts and coupon rates of the securities acquired. The $68 million of debt securities held mature as follows: $7 million in one to five years, $57 million in five to ten years and $4 million after ten years. The fair value of the debt securities as of December 31, 2009 was $74 million, and gross unrealized gains totaled $6 million.

•

Affiliates of the Sponsor Group participated in debt exchange offers completed in November 2009 by EFH Corp., Intermediate Holding and EFIH Finance to exchange new senior secured notes for certain EFH Corp. and TCEH notes as discussed in Note 5. Goldman, Sachs & Co. and KKR Capital Markets LLC acted as dealer managers and TPG Capital, L.P. served as an advisor in the exchange offers. These affiliates were compensated for their services in accordance with the terms of the respective agreements. These fees totaled $1 million for the year ended December 31, 2009.

•

Affiliates of the Sponsor Group have, and may, sell, acquire or participate in the offerings of debt or debt securities issued by Intermediate Holding or its subsidiaries in open market transactions or through loan syndications.

See Notes 4, 5 and 7 for information regarding income taxes, guarantees and push-down of certain EFH Corp. debt and distributions to EFH Corp., respectively.

Significant related-party transactions involving Oncor Holdings (including its consolidated subsidiary Oncor) and EFH Corp., other affiliates of EFH Corp. and the Sponsor Group are as follows:

•

Oncor records revenue from TCEH, principally for electricity delivery fees, which totaled $1.0 billion for each of the years ended December 31, 2009 and 2008, $209 million for the period October 11, 2007 through December 31, 2007 and $823 million for the period January 1, 2007 through October 10, 2007.

•

Oncor records interest income from TCEH with respect to Oncor’s generation-related regulatory assets, which have been securitized through the issuance of transition bonds by Oncor’s bankruptcy-remote financing subsidiary. The interest income serves to offset Oncor’s interest expense on the transition bonds. This interest income totaled $42 million and $46 million for the years ended December 31, 2009 and 2008, respectively, $11 million for the period October 11, 2007 through December 31, 2007 and $38 million for the period January 1, 2007 through October 10, 2007.

•

Incremental amounts payable by Oncor related to income taxes as a result of delivery fee surcharges to its customers related to transition bonds are reimbursed by TCEH. Oncor Holdings’ financial statements reflect a note receivable from TCEH to Oncor of $254 million ($37 million reported as current in trade accounts and other receivables from affiliates) at December 31, 2009 and $289 million ($35 million reported as current in trade accounts and other receivables from affiliates) at December 31, 2008 related to these income taxes.

•

An EFH Corp. subsidiary charges Oncor for financial and certain other administrative services at cost. These costs, which are reported in Oncor Holdings’ operation and maintenance expenses, totaled $22 million and $24 million for the years ended December 31, 2009 and 2008, respectively, $6 million for the period October 11, 2007 through December 31, 2007 and $20 million for the period January 1, 2007 through October 10, 2007.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility (reported on TCEH’s balance sheet) is funded by a delivery fee surcharge collected from REPs by Oncor and remitted to TCEH. These trust fund assets are established with the intent to be sufficient to fund the estimated decommissioning liability (also reported on TCEH’s balance sheet). Income and expenses associated with the trust fund and the decommissioning liability recorded by TCEH are offset by a net change in the Oncor and TCEH intercompany receivable/payable, which in turn results in a change in Oncor’s reported net regulatory asset/liability. Oncor’s regulatory asset of $85 million and $127 million at December 31, 2009 and 2008, respectively, represents the excess of the net decommissioning liability over the trust fund balance.

•

EFH Corp. files a consolidated federal income tax return and allocates income tax liabilities to Oncor Holdings under a tax sharing agreement substantially as if Oncor Holdings was filing its own income tax returns. Oncor Holdings’ results are included in the consolidated Texas state margin tax return filed by EFH Corp. Oncor Holdings’ amount payable to EFH Corp. related to income taxes totaled $5 million at December 31, 2009, and amount receivable from EFH Corp. related to income taxes, primarily due to timing of payments, totaled $22 million at December 31, 2008. Oncor Holding’s income tax payments in the year ended December 31, 2009 totaled $19 million to EFH Corp., and Oncor made federal income tax payments totaling $9 million to noncontrolling interests.

•	Oncor held cash collateral of $15 million on both December 31, 2009 and 2008 from TCEH related to interconnection agreements for three generation units being developed by TCEH.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of December 31, 2009 and 2008, TCEH had posted letters of credit in the amount of $15 million and $13 million, respectively, for Oncor’s benefit.

•

At the closing of the Merger, Oncor entered into its current $2 billion revolving credit facility with a syndicate of financial institutions and other lenders. The syndicate includes affiliates of GS Capital Partners. Affiliates of GS Capital Partners (a member of the Sponsor Group) have from time-to-time engaged in commercial banking transactions with Oncor Holdings or its subsidiaries in the normal course of business.

•

Affiliates of the Sponsor Group have, and may, sell, acquire or participate in the offerings of debt or debt securities issued by Oncor Holdings or its subsidiaries in open market transactions or through loan syndications.

•

Oncor participates in plans sponsored by EFH Corp. that provide pension, health care and other retiree benefits. Accordingly, Oncor Holdings’ financial statements reflect allocations to Oncor of amounts related to these retiree benefit plans. Certain regulatory provisions allow for the recovery by Oncor of retiree benefit costs for all applicable former employees of EFH Corp.’s regulated predecessor integrated electric utility, which in addition to Oncor’s active and retired employees consists largely of active and retired personnel engaged in TCEH’s activities, related to service of those additional personnel prior to the deregulation and disaggregation of EFH Corp.’s businesses effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable retiree benefit costs related to those personnel.

9.	SUPPLEMENTARY FINANCIAL INFORMATION

Interest Expense and Related Charges

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Interest	$269	$251	$66	$—
Amortization of debt issuance costs	10	11	2	—

Total interest expense and related charges	$279	$262	$68	$—

Supplemental Cash Flow Information

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Noncash investing and financing activities:
Effect of Parent’s payment of interest and issuance of Toggle Notes as consideration for cash interest, net of tax, on pushed-down debt	227	140	24	—
Debt exchange transaction	(55)	—	—	—
Capital contribution related to settlement of certain income taxes payable (a)	50	—	—	—
Effect of push down of debt from EFH Corp.	(33)	—	(2,182)	—
Contribution related to incentive compensation plans	—	—	28	—
Capital contribution from Texas Holdings	—	—	12	—

(a)	Reflects noncash settlement of certain income taxes payable arising as a result of the sale of equity interests by Oncor.